LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	I, Christopher Wright, A Director of Roper Industries, Inc., do hereby appoint Shanler D. Cronk, Vice President, General Counsel and Secretary of Roper Industries, Inc., as Attorney-in-Fact to execute, deliver and file on my behalf Securities & Exchange Commission Forms 144, Forms 4 and Forms 5 as such forms may be required in connection with my acquisition and disposition of shares of the common stock, or options therefore of Roper Industries, Inc., such authority as Attorney-in-Fact to be exercised in each instance at my specific direction.
	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 19th day of February, 2003.





									  s/s
Christopher Wright
						Signature




Christopher Wright
						Print Name



STATE OF GEORGIA


COUNTY OF GWINNETT



	On this 19th day of May, 2003,
Christopher Wright personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.


	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




									   s/s Susan K. Boutelle
						Notary Public



									  My Commission Expires: June 14, 2005